Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on S-8 of our report dated April 1, 2026 relating to the consolidated financial statements of Algorhythm Holdings, Inc.’s audit of the consolidated financial statements as of and for the year ended December 31, 2025 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

The Woodlands, TX

April 17, 2026